Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS
December 17, 2020	NYSE American: GORO

GOLD RESOURCE CORPORATION APPROVES SPIN-OFF OF FORTITUDE GOLD
CORPORATION AND ANNOUNCES RECORD AND DISTRIBUTION DATES

COLORADO SPRINGS – December 17, 2020 – Gold Resource Corporation (NYSE American: GORO) (the “Company” and “Gold Resource”) announced today that its Board of Directors has approved the spin-off of Fortitude Gold Corporation (“Fortitude Gold”) and declared a pro rata distribution of 100% of the outstanding common stock of Fortitude Gold to shareholders of Gold Resource Corporation. The Board of Directors has established the record date as the close of business on December 28, 2020 (the “Record Date”), and the distribution date as the close of business December 31, 2020 (the “Distribution Date”). As a result of the distribution, Gold Resource shareholders of record will receive one (1) share of Fortitude Gold for every 3.5 shares of Gold Resource Corporation common stock they hold. The ex-date is expected to be December 24, 2020, one business day prior to the record date. Fractional shares of common stock will be distributed in connection with the Spin-Off except for shareholders who hold stock in "street name" at Depository Trust Company who will receive cash-in-lieu, as Depository Trust Company does not accept fractional shares. Gold Resource shareholders will continue to own their shares of Gold Resource’s common stock.

No action is required by Company shareholders to receive the distributed shares of Fortitude Gold common stock. Gold Resource Corporation shareholders of record will receive a book-entry account statement reflecting their new ownership of Fortitude Gold stock or their brokerage account will be credited with Fortitude Gold shares. The Fortitude Gold shares are expected to be credited to “street name” shareholders through Depository Trust Corporation (DTC) on the Distribution Date.

A registration statement relating to the shares subject to the distribution has been filed with the Securities and Exchange Commission but has not yet become effective. The shares of Fortitude Gold may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The record date and the distribution date for the spin-off of Fortitude Gold may change depending on the effective date of Fortitude Gold's registration statement. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Fortitude Gold awaits approval from Financial Industry Regulatory Authority (“FINRA”) and the OTC Markets Group to begin publicly trading under a yet to be announced stock symbol. There is no assurance when trading of Fortitude Gold common stock will begin. Fortitude Gold will provide a subsequent press release with updated information regarding the trading of its common stock following receipt of such information from FINRA.

Gold Resource common stock will continue to trade on the NYSE American under the symbol “GORO” through and after the Distribution Date.

For U.S. federal income tax purposes, Fortitude Gold U.S. shareholders (other than those subject to special rules) generally should not recognize gain or loss as a result of the distribution. Fortitude Gold shareholders are urged to consult with their tax advisors with respect to the U.S. federal, state and local or foreign tax consequences, as applicable, of the distribution.

About GRC:

Gold Resource Corporation is a gold and silver producer, developer and explorer with operations in Oaxaca, Mexico. The Company targets low capital expenditure projects with potential for generating high returns on capital. The Company has reached milestones including a decade of production, generated over $1 billion in revenue and has returned $115 million to its shareholders in consecutive monthly dividends since July 2010. In addition, the Company also offers its shareholders the option to convert their cash dividends into physical gold and silver and take delivery. For more information, please visit GRC’s website, located at www.goldresourcecorp.com and read the Company’s 10-K for an understanding of the risk factors involved.

Cautionary Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding Gold Resource Corporation’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this press release. In particular, the scope, duration, and impact of the COVID-19 pandemic on mining operations, Company employees, and supply chains as well as the scope, duration and impact of government action aimed at mitigating the pandemic may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking information. Also, there can be no assurance that production will continue at any specific rate. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company’s 10-K filed with the SEC.

Contacts:

Corporate Development

Greg Patterson

303-320-7708

www.goldresourcecorp.com